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                                                                       EX-99.B11



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------

As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated November 13, 1996, on the September 30, 1996 financial statements of Marquis Funds, included in the Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of Marquis Funds (No. 33-65436), and to all references to our Firm included in this Registration Statement File No. 33-65436.



/s/ARTHUR ANDERSEN LLP

Philadelphia, Pa.
   January 24, 1997